UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

The Hillshire Brands Company

(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South Jefferson Street, Chicago, Illinois 60607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Hillshire Brands Company (“Hillshire Brands”) held its 2013 Annual Meeting of Stockholders on October 24, 2013. A total of 107,561,087 shares of Hillshire Brands common stock, or 87.3% of our outstanding shares of common stock, were represented at the annual meeting in person or by proxy. The final results for each of the matters submitted to a stockholder vote at the annual meeting are as follows:

1.	The stockholders elected 9 directors, with each director to serve a one-year term until the Hillshire Brands 2014 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified. The votes regarding this proposal were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Todd A. Becker	88,089,546	1,338,058	309,969	17,823,514
Christopher B. Begley	87,628,529	1,800,635	308,409	17,823,514
Ellen L. Brothers	87,952,624	1,480,316	304,633	17,823,514
Sean M. Connolly	88,233,058	1,332,647	171,868	17,823,514
Laurette T. Koellner	87,505,539	1,926,066	305,968	17,823,514
Craig P. Omtvedt	88,064,932	1,361,610	311,031	17,823,514
Sir Ian Prosser	87,613,571	1,886,056	237,946	17,823,514
Jonathan P. Ward	87,306,123	2,194,523	236,927	17,823,514
James D. White	87,529,609	1,967,690	240,274	17,823,514

2.	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as Hillshire Brands’ independent registered public accounting firm for fiscal year 2014. The votes regarding this proposal were as follows:

Votes for the proposal	106,208,660
Votes against the proposal	995,420
Votes abstaining	357,007

3.	The stockholders approved the advisory vote to approve Hillshire Brands’ named executive officer compensation. The votes regarding this proposal were as follows:

Votes for the proposal	81,705,658
Votes against the proposal	3,064,572
Votes abstaining	4,967,343
Broker Non-Votes	17,823,514

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2013

The Hillshire Brands Company
(Registrant)

By:	/s/ Kent B. Magill
Executive Vice President, General Counsel and
Corporate Secretary